Exhibit 1

SUMMARY OF THE RESOLUTIONS ADOPTED BY THE SHAREHOLDERS AT

THE ANNUAL ORDINARY GENERAL SHAREHOLDERS’ MEETING OF

VISTA OIL & GAS, S.A.B. DE C.V., HELD ON APRIL 21ST, 2020

In Mexico City, Mexico, at 10:00am on April 21st, 2020, the shareholders of Vista Oil & Gas, S.A.B. de C.V. (the “Company”), collectively represented by Mr. Juan Pablo Villela Vizcaya, personally appeared at the meeting room located at Torre Virreyes, Pedregal No. 24, Piso 24, Colonia Molino del Rey, Zip Code 11040, Miguel Hidalgo, in order to hold an Ordinary General Shareholders’ Meeting (the “Shareholders’ Meeting” or the “Annual Shareholders’ Meeting”), to which they were duly and previously called by means of the notice published on March 12th, 2020 through the Electronic System of Publications of Commercial Companies (Sistema Electrónico de Publicaciones de Sociedades Mercantiles) of the Ministry of Economy (Secretaría de Economía).

The teller (escrutador), after reviewing the deposit certificates (constancias de depósito) and other documents exhibited by the attendee to evidence its legal capacity, certified that 70,601,872 of the 87,227,551 outstanding shares (i.e. 80.93987643881003%) of the capital stock of the Company were duly represented. Therefore, the Annual Shareholders’ Meeting was declared as legally convened.

With respect to each of the items of the Agenda addressed and discussed in the Annual Shareholders’ Meeting, below are (i) the resolutions adopted in connection with such items of the Agenda, as well as (ii) the vote tally of the shares represented at such Shareholders’ Meeting.

FIRST ITEM OF THE AGENDA

Presentation, discussion and, if appropriate, approval of the Company’s Chief Executive Officer report prepared in accordance with article 172 of the General Law of Commercial Companies (Ley General de Sociedades Mercantiles “LGSM”) and articles 28, section IV and 44, section XI of the Securities Market Law (Ley del Mercado de Valores; “LMV”), same which includes the presentation of the individual and consolidated financial statements of the Company, together with the external auditor´s report, in connection with the results and operations of the Company for the fiscal year ended on December 31, 2019, as well as the Board of Director’s opinion regarding the content of such report issued by the Chief Executive Officer of the Company.

Below is an excerpt of the resolution adopted at the Annual Shareholders’ Meeting in connection with the first item of the Agenda:

“For all legal purposes, the report issued by the Chief Executive Officer of the Company with respect to the results and operations of the Company for the period between January 1, 2019 to

December 31, 2019, rendered in accordance with article 172 of the General Law of Commercial Companies (Ley General de Sociedades Mercantiles), articles 28, section IV and 44, section XI of the Securities Market Law (Ley del Mercado de Valores), in order to comply with the provisions of article 28, section IV, subsection b) of the aforementioned Securities Market Law (Ley del Mercado de Valores) and article Forty Second of the Company’s By-Laws is hereby deemed as submitted and approved, in the terms in which such report was made available to the shareholders of the Company.

Likewise, for all legal purposes, the opinion rendered by the Board of Directors of the Company regarding the content of the report submitted by the Company’s Chief Executive Officer and approved by the shareholders of the Company, as provided above, in compliance with article 28, section IV, subsection c) of the Securities Market Law (Ley del Mercado de Valores) is hereby deemed as submitted and approved, in the terms in which such opinion was made available to the shareholders of the Company.

Lastly, for all legal purposes, the report issued by Mancera, S.C., Member of Ernst Young Global Limited as external auditor of the Company with respect to (i) the individual financial statements of the Company which comprise the statement of financial position as of December 31, 2019, the statement of comprehensive income, the statement of changes in equity and the statement of cash flows for the period ended on such date, as well as the explanatory notes to the financial statements, including a summary of the significant accounting policies, stating that the financial statements present fairly, in all material aspects, the financial position of the Company as of December 31, 2019, as well as its financial performance and cash flows for the period ended as of such date, in accordance with the International Financial Reporting Standards issued by the International Accounting Standards Board; and (ii) the consolidated financial statements of the Company and subsidiaries which comprise the consolidated statement of financial position as of December 31, 2019, and the related consolidated income statement, the consolidated statement of comprehensive income, the consolidated statement of changes in equity and the consolidated statement of cash flows for the period ended on such date, as well as the explanatory notes to the financial statements, including a summary of the significant accounting policies, stating that the consolidated financial statements present fairly, in all material aspects, the consolidated financial position of the Company and subsidiaries as of December 31, 2019, as well as its financial performance and cash flows for the period ended as of such date, in accordance with the International Financial Reporting Standards issued by the International Accounting Standards Board; in each case, in the terms in which such report was made available to the shareholders of the Company”.

With respect to the first item of the Agenda, the shareholders’ representative casted the proxy vote with respect to the 70,601,872 represented at the Shareholders’ Meeting, and the vote tally resulted as follows: (i) affirmative vote of 64,640,695 shares, (ii) dissenting vote of 652 shares, and (iii) abstention of 5,960,525 shares.

SECOND ITEM OF THE AGENDA

Presentation, discussion and, if appropriate, approval of the Company’s Board of Directors report pursuant to article 172, section b) of the LGSM, on the main accounting and reporting policies and criteria used by the Company in the preparation of its financial information.

Below is an excerpt of the resolution adopted at the Annual Shareholders’ Meeting in connection with the second item of the Agenda:

“For all legal purposes, the report prepared by the Board of Directors of the Company pursuant to article 172, section b), of the General Law of Commercial Companies (Ley General de Sociedades Mercantiles) regarding the main accounting and reporting policies and criteria followed by the Company in the preparation of the financial information, is hereby deemed as submitted and approved in the terms in which such report was made available to the shareholders of the Company”.

With respect to the second item of the Agenda, the shareholders’ representative casted the proxy vote with respect to the 70,601,872 represented at the Shareholders’ Meeting, and the vote tally resulted as follows: (i) affirmative vote of 64,640,656 shares, (ii) dissenting vote of 652 shares and (iii) abstention of 5,960,564 shares.

THIRD ITEM OF THE AGENDA

Presentation, discussion and, if appropriate, approval of the Company’s Board of Directors report on the operations and activities in which such Board of Directors intervened pursuant to article 28, section IV, subsection e) of the LMV.

Below is an excerpt of the resolution adopted at the Annual Shareholders’ Meeting in connection with the third item of the Agenda:

“For all legal purposes, the report issued by the Board of Directors of the Company pursuant to article 28, section IV, subsection e) of the Securities Market Law (Ley del Mercado de Valores) regarding to the operations and activities in which such Board of Directors intervened during the fiscal year ended on December 31, 2019, as provided in the Securities Market Law (Ley del Mercado de Valores), is hereby deemed as submitted and approved, and each and every one of the actions carried out by the Board of Directors of the Company in exercise of its authorities, as provided in such report, are hereby ratified, in the terms in which such report was made available to the shareholders of the Company”.

With respect to the third item of the Agenda, the shareholders’ representative casted the proxy vote with respect to the 70,601,872 represented at the Shareholders’ Meeting, and the vote tally resulted as follows: (i) affirmative vote of 64,640,156 shares, (ii) dissenting vote of 352 shares, and (iii) abstention of 5,961,364 shares.

FOURTH ITEM OF THE AGENDA

Presentation, discussion and, if appropriate, approval of the annual reports of the chairmen of the Audit Committee and Corporate Practices Committee regarding the activities carried out by such committees pursuant to article 43, subsections I and II of the LMV.

Below is an excerpt of the resolution adopted at the Annual Shareholders’ Meeting in connection with the fourth item of the Agenda:

“For all legal purposes, the report of the Audit Committee of the Company, rendered in terms of article 43, subsections II of the Securities Market Law (Ley del Mercado de Valores) and article Thirty Eighth of the Company’s By-Laws, with respect to the activities carried out by such Audit Committee during the period between January 1, 2019 to December 31,2019, is hereby deemed as submitted and approved, and each and every action carried out by the Audit Committee of the Company in exercise of its authorities, as provided in such report, are hereby ratified, in the terms in which such report was made available to the shareholders of the Company. Likewise, for all legal purposes, the report of the Corporate Practices Committee of the Company, rendered in terms of article 43, subsection I of the Securities Market Law (Ley del Mercado de Valores) and article Thirty Eighth of the Company’s By-Laws, with respect to the activities carried out by such Corporate Practices Committee during the period between January 1, 2019 to December 31, 2019, is hereby deemed as submitted and approved, and each and every action carried out by the Corporate Practices Committee of the Company in exercise of its authorities, as provided in such report, are hereby ratified, in the terms in which such report was made available to the shareholders of the Company”.

With respect to the fourth item of the Agenda, the shareholders’ representative casted the proxy vote with respect to the 70,601,872 represented at the Shareholders’ Meeting, and the vote tally resulted as follows: (i) affirmative vote of 64,642,954 shares, (ii) dissenting vote of 672 shares, and (iii) abstention of 5,958,246 shares.

FIFTH ITEM OF THE AGENDA

Proposal, discussion and, if applicable, approval, of the compensation plan for the members of the board of directors.

Below is an excerpt of the resolution adopted at the Annual Shareholders’ Meeting in connection with the fifth item of the Agenda:

“For all legal purposes, the compensation of the members of the Board of Directors of the Company - except for the President and the Chief Executive Officer of the Company – for the fiscal year of 2020, pursuant to the amounts and concepts approved for the 2018 and 2019 exercises, consisting of: (i) a payment corresponding to fees for an amount of US$80,000.00, payable in four quarterly installments; and (ii) the right to receive 20,000 Series “A” shares representing the variable portion of the capital stock of the Company, under the Long Term Incentive Plan of the Company is hereby approved, provided that, to be entitled to receive such compensation directors will be required to attend to at least four Board of Director’s meetings in the course of the fiscal year of 2020”.

With respect to the fifth item of the Agenda, the shareholders’ representative casted the proxy vote with respect to the 70,601,872 represented at the Shareholders’ Meeting, and the vote tally resulted as follows: (i) affirmative vote of 63,193,501 shares, (ii) dissenting vote of 205,132 shares, and (iii) abstention of 7,203,239 shares.

SIXTH ITEM OF THE AGENDA

Proposal, discussion and, if appropriate, approval of an extension for an additional 5 years period of the authorization to carry out one or more financing transactions approved by the Shareholders’ Annual Meeting on April 25, 2019; associated resolutions.

Below is an excerpt of the resolution adopted at the Annual Shareholders’ Meeting in connection with the sixth item of the Agenda:

“For all legal purposes, an extension for an additional 5-year period to the term of the authorization to carry out one or more financing transactions approved by the Shareholders’ Annual Meeting held on April 25, 2019, that is, up to April 25th, 2024, consisting of the following:

(i)

the execution by the Company or by any entity controlled by the Company, of one or more financing transactions of any kind, for a total principal amount (without considering fees, expenses, commissions or accessories of any kind) denominated in dollars, legal currency of the United States of America, for a net amount of up to US$500,000,000.00 or its equivalent in any other currency, irrespective if carried out simultaneously or successively but considered together on an aggregate basis based on certain shared characteristics, if appropriate, provided that such financings are additional to the current debt or loans of the Company or of any entity controlled by the Company as of the date of the Annual Shareholders’ Meeting and, consequently, such net amount will not be considered as used or borrowed to the extent that the financing proceeds authorized by the Annual Shareholders’ Meeting are used to pay existing debt or loans (hereinafter, the “Financing”); and

(ii)

the negotiation, subscription, ratification, signature, delivery, endorsement (endoso), granting, execution, creation, appearance and/or fulfillment by the Company and/or any entity controlled by the Company, from time to time and in any capacity (including, but not limited to, debtor, joint or several obligor or guarantor), together with its respective exhibits and supplements and as amended (partially or totally), supplemented, or otherwise reformed or amended and restated, as appropriate, of any and all contracts, agreements, documents, certificates, collateral agreements of any kind (including collateral over assets, personal guarantees, any other kind of collateral, in any degree of priority and over the assets, property and/or rights of the Company and/or any entity controlled by the Company, as appropriate), entries, negotiable instruments, consents, waivers, public and/or private instruments, notices, notifications, summons, appearances, powers of attorney, requests and other documents, as well as the performance of any action, resulting from or related to the Financing(or with any of the aforementioned documents), in each case, as necessary or convenient to execute and/or secure the obligations under the Financing by the Company and/or any entity controlled by the Company.”

With respect to the sixth item of the Agenda, the shareholders’ representative casted the proxy vote with respect to the 70,601,872 represented at the Shareholders’ Meeting, and the vote tally resulted as follows: (i) affirmative vote of 68,937,741 shares, (ii) dissenting vote of 1,628,661 shares, and (iii) abstention of 35,470 shares.

SEVENTH ITEM OF THE AGENDA

Appointment of delegates to comply with and, as appropriate, formalize the resolutions adopted at the Annual Shareholders’ Meeting; associated resolutions.

Below is an excerpt of the resolution adopted at the Annual Shareholders’ Meeting in connection with the seventh item of the Agenda:

“Messrs. Carlos Zamarrón Ontiveros, Gizeh Vicente Polo Ballinas, Juan Pablo Villela Vizcaya, Diego Ernesto Aznar Gándara, Fernanda Cid Ortiz, Valentina Pliego Enciso, Íñigo de Velasco Sartorious and Daniela Roca Subero are hereby appointed to, jointly or separately, personally or through a third party on their behalf, appear before the notary public of their choice if appropriate, to request and obtain the notarization, either in party or in whole, of these minutes of the Shareholders’ Annual Meeting, as well as to issue partial or complete copies or certified copies upon request of these minutes, prepare and execute notifications, notices, applications and any other document required under the applicable legal framework and carry out any necessary actions related to the matters approved in this Shareholders’ Annual Meeting”.

With respect to the seventh item of the Agenda, the shareholders’ representative casted the proxy vote with respect to the 70,601,872 represented at the Shareholders’ Meeting, and the vote tally resulted as follows: (i) affirmative vote of 63,365,740 shares, (ii) dissenting vote of 652 shares, and (iii) abstention of 7,235,480 shares.

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